EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Annual Report on form 10-K of Citizens & Northern Corporation for the year ended December 31, 1999 of our report dated February 10, 2000 which appears on page 27 of the Annual Report to Shareholders for the year ended December 31, 1999.

Williamsport, Pennsylvania
March 24, 2000

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                             Independent Auditors' Report

To the Stockholders and Board of Directors of Citizens & Northern Corporation:

We have audited the accompanying consolidated balance sheets of Citizens & Northern Corporation and subsidiaries ("Corporation") as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens & Northern Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

Parente Randolph, PC
Williamsport, Pennsylvania

February 10, 2000